UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2022

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 23, 2022, Taronis Fuels, Inc. (the “Company”) filed a Form 15 with the Securities and Exchange Commission voluntarily to deregister its common stock and associated rights under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As disclosed in a Current Report on Form 8-K filed by the Company on April 12, 2021 and in subsequent press releases and public filings, the Company has been seeking to restate its historical financial results and become current in its reporting obligations under the Exchange Act, but for a variety of reasons, including certain deficiencies in data related to IT system due to poor historic processes and controls, the Company has been unable to complete a restatement of its historical financial results and become current in its reporting obligations.

The Company retained outside consultants and incurred significant expense in pursuit of these goals. However, the Company’s Board of Directors determined that the Company’s limited financial resources could not support the level of work needed for the restatement and for the Company to become current in its reporting obligations. The Company sought to raise funds in order to continue the work needed for these goals, but the Company was unable to secure any such funding, in large part because the ongoing investigation of the Company by the Securities and Exchange Commission and the possible outcomes of such investigation, including without limitation potential disgorgement of amounts raised by the Company in private placements in 2020 and the potential payment of civil penalties by the Company. As a result, the Board concluded that the Company would not be able to restate its historical financial results and become current in its reporting obligations under the Exchange Act without unreasonable effort and expense.

After careful consideration of the alternatives, the Board of Directors determined that deregistering the Company’s securities under the Exchange Act is in the best interests of the Company and its stockholders because, among other reasons, deregistration should reduce legal, accounting and consultant expense and allow for the reallocation of management and employee time to advancing core business strategies and the Company and its stockholders are unlikely to benefit from continued registration of the Company’s securities under the Exchange Act.

The Company was eligible to deregister its common stock and the associated rights by filing a Form 15 under Section 12(g) of the Exchange Act because the Company had fewer than 300 holders of record. The Company’s obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Section 13(a) of the Exchange Act was suspended upon filing the Form 15. The deregistration under Section 12(g) of the Exchange Act is expected to be effective 90 days after filing the Form 15 at which time the Company’s other filing requirements under Section 13(a) of the Exchange Act will terminate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	TARONIS FUELS, INC.

	By:	/s/ Jered Ruyle
	Name:	Jered Ruyle
	Title:	President and Chief Executive Officer